Exhibit 21


                    SUBSIDIARIES OF THE SERVICEMASTER COMPANY

As of February 25, 2005, ServiceMaster had the following subsidiaries:
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                                                                                                   State or Country
                                                                                                        of
                                                                                                     Incorporation
Subsidiary                                                                                          or Organization
ServiceMaster Consumer Services Limited Partnership........................................................Delaware
ServiceMaster Consumer Services, Inc.....................................................................  Delaware
TruGreen Limited Partnership...............................................................................Delaware
TruGreen, Inc............................................................................................  Delaware
Barefoot Grass Canada, Inc................................................................................ Delaware
TruGreen LandCare L.L.C. 1.................................................................................Delaware
TruGreen Companies L.L.C...................................................................................Delaware
The Terminix International Company Limited Partnership.....................................................Delaware
Terminix International, Inc..............................................................................  Delaware
ServiceMaster Residential/Commercial Services Limited Partnership..........................................Delaware
SM Clean L.L.C.............................................................................................Delaware
Merry Maids Limited Partnership............................................................................Delaware
MM Maids L.L.C.............................................................................................Delaware
American Home Shield Corporation 2.........................................................................Delaware
AmeriSpec, Inc...........................................................................................  Delaware
Furniture Medic Limited Partnership........................................................................Delaware
FM Medic L.L.C.............................................................................................Delaware
American Residential Services L.L.C. 3.....................................................................Delaware
ServiceMaster Aviation L.L.C...............................................................................Illinois
The ServiceMaster Acceptance Company Limited Partnership...................................................Delaware
ServiceMaster Acceptance Corporation.......................................................................Delaware
ServiceMaster Holding Corporation..........................................................................Delaware
ServiceMaster BSC L.L.C....................................................................................Delaware
ServiceMaster Funding Company L.L.C........................................................................Delaware
ServiceMaster Management Corporation.......................................................................Delaware
Steward Insurance Company...................................................................................Vermont

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
1 .......TruGreen LandCare L.L.C. has 12 subsidiaries.

2 .......American Home Shield Corporation has 14 subsidiaries, including AmeriSpec, Inc.

3 .......American Residential Services L.L.C. has 15 subsidiaries.
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